FOR RELEASE August 7, 2013

Contact: ICR, Inc.

Bill Zima

(+86) 10-6583-7511

(646) 328-2510

Chindex International, Inc. Reports Financial Results for Second Quarter and First Half of 2013

-Reiterates FY13 Revenue and Adjusted EBITDA Forecast-

Bethesda, Maryland – August 7, 2013 – Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare (“UFH”), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the second quarter of 2013 ended June 30, 2013.

Second Quarter 2013 Financial Highlights

•	Revenue from healthcare services increased 18% to $46.0 million from $39.1 million in the prior year period.

•	Adjusted EBITDA was $7.3 million, compared to $7.7 million in the prior year period.

•	Development, pre-opening and start-up expense was $3.0 million, compared to $2.5 million in the prior year period.

•	Income from operations decreased 44% to $1.9 million from $3.4 million in the prior year period.

•	Net loss was $122,000, or $0.01 per diluted share, compared to net income of $1.8 million, or $0.11 per diluted share, in the prior year period.

•	Increased operating expenses were primarily the result of recently opened expansions, development of new facilities and network infrastructure projects, all drivers of long-term, sustainable growth.

Roberta Lipson, President and CEO of Chindex, commented, “Second quarter financial performance reflects continued revenue growth driven by steady inpatient and outpatient demand across our growing healthcare network. Since June, we have opened two new facilities in our two largest metropolitan markets — the Beijing United Family Rehabilitation Hospital and United Family Quankou Clinic in Shanghai. The opening of these two facilities was a major endeavor and our operating results for the quarter reflect our investments in personnel and infrastructure to support our expanding UFH network. We are now experiencing increased revenue contribution associated with greater inpatient traffic levels as well as from our new, highly specialized services, which will benefit our performance in the second half of the year and beyond.”

“Our main focus in the remainder of 2013 will be the ongoing execution of our expansion and ramp-up of both our new facilities and specialized service lines. China’s healthcare sector is heavily regulated by the government. In recent years, we have consistently met our growth and expansion targets and established first-mover advantages in multiple healthcare service areas. These accomplishments prove our ability to navigate China’s complex regulatory environment and demonstrate our unique ability to capitalize on favorable domestic policies for premium private healthcare services in China. The progress of our facility and overall resource expansion we have made year to date provides a solid foundation to accelerate revenue and profitability growth in the second half of the year. We reiterate comfort with our ability to deliver revenue growth at a rate of mid to high-twenties and adjusted EBITDA growth in the mid to high teens for the full year of 2013.”

Second Quarter 2013 Financial Results

Second quarter 2013 revenue from healthcare services increased 18% to $46.0 million from $39.1 million in the prior year period. These results reflect continued growth of inpatient and outpatient volume across the United Family Healthcare network as well as increasing contributions from the expansion of the Company’s flagship hospital in Beijing. Outpatient services contributed 58% and inpatient services contributed 42% of revenue, compared with 59% and 41%, respectively, in the prior year period. By service line, surgical services contributed 22.8%, OB/GYN contributed 13.7%, pediatrics contributed 7.3%, ancillary services contributed 31%, internal medicine contributed 4%, emergency room contributed 4.1%, dental contributed 3.6%, family medicine 1.5% and other clinical service lines contributed 12% of revenue.

Operating expenses in the second quarter of 2013 increased 23% to $44.1 million from $35.8 million in the prior year period. These costs were primarily driven by the Company’s recently opened expansions as well as development of new facilities and network infrastructure projects. Salaries, wages and benefits in the second quarter of 2013 increased 26% to $26.8 million from $21.3 million in the prior year period, reflecting a 20.5% increase in headcount to support revenue growth and development activities, including newly recruited staff for the Company’s Beijing United Family Rehabilitation Hospital and United Family Quankou Clinic in Shanghai. Development, pre- and post-opening and start-up expenses were $3.0 million this quarter, compared to $2.5 million for the prior year period. These expenses were driven by development projects across all markets, including particularly the Beijing United Family Rehabilitation Hospital and the ramp-up of Tianjin United Family Hospital. Operating expenses also included certain non-cash expenses including $1,444,000 of stock-based compensation expense compared to $987,000 for the prior year period.

Adjusted EBITDA in the second quarter of 2013 was approximately $7.3 million, compared to $7.7 million in the prior year period. The Adjusted EBITDA results reflect the delayed opening of Beijing United Family Rehabilitation Hospital and expanded investment in resources for development of network infrastructure supporting current operations in accordance with the 2013 strategic plan.

Income from operations decreased by 44% to $1.9 million from $3.4 million in the prior year period.

The Company recorded a $1.7 million provision for taxes in the second quarter of 2013, relatively stable in terms of dollar amount as compared to the amount in the prior year period, but reflecting a higher effective tax rate. As in past quarters, the current period provision continued to be heavily impacted by losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended June 30, 2013 was $122,000, or $0.01 per diluted share, compared to net income of $1.8 million, or $0.11 per diluted share, in the prior year period. For the second quarter of 2013, weighted average diluted shares outstanding were 16.6 million.

As of June 30, 2013, the Company had $33.8 million in unrestricted cash, cash equivalents and investments.

First Half 2013 Financial Results

During the first half of 2013, revenue from healthcare services increased 22% to $87.5 million from $71.6 million in the prior year period, reflecting growing inpatient and outpatient volume across the United Family Healthcare network. Outpatient services contributed 58% of revenue and inpatient services contributed 42% of revenue in the first half of 2013 compared with 60% and 40%, respectively, for the first half of 2012. By service line, surgical services contributed 21.9%, OB/GYN contributed 14.7%, pediatrics contributed 7.9%, ancillary services contributed 31.4%, internal medicine contributed 4%, emergency room contributed 4%, dental contributed 3.5%, family medicine 1.4% and other services contributed 11.2% of revenue.

Operating expenses for the first half of 2013 increased 23% to $83.1 million from $67.6 million in the prior year period. Development, pre-opening and start up expenses decreased to $5.6 million from $5.7 million in the prior year period primarily as a result of the delayed opening of Beijing United Family Rehabilitation Hospital. Operating expenses also included certain non-cash expenses including $2.2 million of non-cash stock compensation expense compared to $1.6 million for the prior year. Income from operations increased 12% to $4.5 million compared to income from operations of $4.0 million in the prior year period. Adjusted EBITDA was approximately $14.7 million compared to $13.2 million in the prior year period reflecting expanded investment in resources for development of network infrastructure supporting current operations in accordance with the 2013 strategic plan.

Provision for taxes was $3.6 million, compared to $3.0 million in the prior year period. Net loss was $184,000, or $0.01 per diluted share, compared to net income of $1.3 million, or $0.08 per diluted share, in the first half of 2012. For the first half of 2013 ended June 30, 2013, weighted average diluted shares outstanding were 16.6 million.

Chindex Medical Limited

Following the official closing of the acquisition of Alma Lasers, Inc. on May 27, 2013, Chindex Medical Limited (CML), a joint venture between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) and Chindex International, began recognizing the operating results of Alma Lasers in the results of CML.

In the second quarter of 2013, Chindex International recognized a loss of $387,000 for its equity interest in CML. For the first half of 2013, the Company recognized a loss of $1.29 million for its equity interest in CML.

The operating results of CML in 2013 have thus far been significantly impacted by volatility in the capital medical equipment markets in China. The acquisition of Alma Lasers could mitigate such volatility in future periods.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics, equity in earnings (loss) income of unconsolidated affiliate, non-recurring charges for Chindex Medical Limited (CML) joint venture formation. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Conference Call

Management will host a conference call at 8:00 am ET Thursday on August 8, 2013 to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 21028162. A webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Healthcare services revenue	$45,977	$39,117	$87,542	$71,629

Operating expenses
Salaries, wages and benefits	26,834	21,309	49,497	39,925
Other operating expenses	5,751	5,345	11,466	10,109
Supplies and purchased medical services	5,590	4,812	10,555	9,050
Bad debt expense	1,140	630	2,119	1,395
Depreciation and amortization	2,353	1,820	4,655	3,471
Lease and rental expense	2,410	1,834	4,771	3,687

	44,078	35,750	83,063	67,637

Income from operations	1,899	3,367	4,479	3,992

Other income and (expenses)
Interest income	241	134	489	273
Interest expense	(226)	(91)	(328)	(215)
Equity in (loss) income of unconsolidated affiliate	(387)	114	(1.287)	212
Miscellaneous income — net	39	10	37	—

Income before income taxes	1,566	3,534	3,390	4,262
Provision for income taxes	(1,688)	(1,724)	(3,574)	(2,983)

Net (loss) income	$(122)	$1,810	$(184)	$1,279

Net (loss) income per common share — basic	$(.01)	$.11	$(.01)	$.08

Weighted average shares outstanding — basic	16,582,068	16,317,841	16,566,004	16,304,816

Net (loss) income per common share — diluted	$(.01)	$.11	$(.01)	$.08

Weighted average shares outstanding — diluted	16,582,068	17,399,066	16,566,004	17,538,732

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$33,806	$33,184
Restricted cash	1,534	754
Accounts receivable, less allowance for doubtful accounts of $12,936 and $10,612, respectively	22,807	19,564
Receivables from affiliates	2,722	2,110
Inventories of supplies, net	2,786	2,328
Deferred income taxes	3,877	3,209
Other current assets	5,961	3,798

Total current assets	73,493	64,947
Restricted cash and sinking funds	19,492	20,351
Investment in unconsolidated affiliate	33,530	34,847
Property and equipment, net	102,553	97,952
Noncurrent deferred income taxes	843	925
Other assets	3,614	3,428

Total assets	$233,525	$222,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$2,273	$1,586
Accounts payable	6,619	9,520
Payable to affiliates	1,322	1,334
Accrued expenses	14,983	15,540
Other current liabilities	9,892	8,558
Income taxes payable	1,927	2,772

Total current liabilities	37,016	39,310
Long-term debt and convertible debentures	42,634	32,812
Long-term deferred tax liability	262	262

Total liabilities	79,912	72,384

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 16,050,877 and 15,904,836 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	161	159
Class B stock – 1,162,500 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	12	12
Additional paid-in capital	124,235	122,109
Retained earnings	18,399	18,583
Accumulated other comprehensive income	10,806	9,203

Total stockholders’ equity	153,613	150,066

Total liabilities and stockholders’ equity	$233,525	$222,450

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six months ended June 30,
	2013	2012
OPERATING ACTIVITIES
Net (loss) income	$(184)	$1,279
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,655	3,471
Inventory write down	10	38
Provision for doubtful accounts	2,119	1,396
Loss on disposal of property and equipment	8	6
Equity in loss (income) of unconsolidated affiliate	1.287	(212)
Deferred income taxes	(519)	92
Stock based compensation	2,234	1,601
Foreign exchange (gain) loss	(286)	242
Amortization of debt issuance costs	5	5
Amortization of debt discount	124	124
Changes in operating assets and liabilities:
Accounts receivable	(4,967)	(5,182)
Accounts receivable from affiliates	(612)	(1,069)
Inventories of supplies	(425)	200
Other current assets and other assets	(2,257)	(514)
Accounts payable, accrued expenses, other current liabilities and deferred revenue	(4,232)	2,173
Accounts payable to affiliates	(12)	2,419
Income taxes payable	(878)	119

Net cash (used in) provided by operating activities	(3,930)	6,188

INVESTING ACTIVITIES
Proceeds from redemption of CDs	—	26,526
Purchases of property and equipment	(5,899)	(14,968)

Net cash (used in) provided by investing activities	(5,899)	11,558

FINANCING ACTIVITIES
Restricted cash from (to) IFC RMB loan sinking funds	444	(10,968)
Restricted cash for Exim loan collateral	—	(8,664)
Proceeds from debt	11,000	—
Repayment of debt	(800)	—
Repurchase of restricted stock for income tax withholding	(220)	(98)
Proceeds from exercise of stock options	114	16

Net cash provided by (used in) financing activities	10,538	(19,714)
Effect of foreign exchange rate changes on cash and cash equivalents	(87)	(163)

Net increase (decrease) in cash and cash equivalents	622	(2,131)
Cash and cash equivalents at beginning of period	33,184	33,755

Cash and cash equivalents at end of period	$33,806	$31,624

Supplemental disclosures of cash flow information:
Cash paid for interest	$57	$—
Cash paid for taxes	$5,005	$2,765
Non-cash investing and financing activities consist of the following:
Change in property and equipment additions included in accounts payable and payable	$1,691	$288
to affiliates

The table below reconciles our consolidated net (loss) income to Adjusted EBITDA (in thousands)

	Three months ended June 30,		Six months ended June
			30,
	2013	2012	2013	2012
Consolidated net (loss) income	$(122)	$1,810	$(184)	$1,279

Adjustments:
Depreciation and amortization	2,353	1,820	4,655	3,471
Provision for income taxes	1,688	1,724	3,574	2,983
Interest expense	226	91	328	215
Interest and other income, net	(280)	(144)	(526)	(273)
Development, pre-opening and start-up expense	3,004	2,538	5,552	5,741
Equity in loss (income) of unconsolidated affiliate	387	(114)	1,287	(212)
	7,378	5,915	14,870	11,925

Adjusted EBITDA	$7,256	$7,725	$14,686	$13,204